EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MHI Hospitality Corporation

4801 Courthouse Street, Suite 201

Williamsburg, Virginia 23188

We hereby consent to the incorporation by reference in this Annual Report on Form (Form 10-K) of MHI Hospitality Corporation for the year ended December 31, 2008 of our reports dated March 9, 2009 relating to the consolidated financial statements and financial statement schedules for the three years ended December 31, 2008.

We consent to the incorporation by the reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-130664) of MHI Hospitality Corporation,

(2)	Registration Statement (Form S-8 No. 333-121478) pertaining to the securities to be offered to employees in employee benefit plans,

of our report dated March 9, 2009, with respect to the consolidated financial statements of MHI Hospitality Corporation and subsidiaries included elsewhere herein.

/s/ Witt Mares, PLC

Norfolk, Virginia
March 9, 2009